                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


      Vesper Park, LLC, a Massachusetts limited liability company (the "Seller"), agrees to sell the Property (as hereinafter defined), and Sycamore Networks, Inc., a Delaware corporation (the "Buyer"), agrees to buy the Property, on the terms and subject to the conditions of this Agreement.

                                   ARTICLE I

                          Description of the Property
                          ---------------------------

1.1.  Property.  The "Property" shall consist of the land, together with the
      --------
improvements thereon, located in Tyngsborough, Middlesex County, Massachusetts, shown as Lots 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 and the Lot
entitled "Green Space `A'" on the plan (the "Plan") entitled "Definitive Plan, Vesper Executive Park Subdivision of Land in Tyngsborough, Mass." dated December 11, 1987, revised March 1, 1988, prepared by Dana F. Perkins & Assoc., Inc., recorded in the Middlesex County Northern District Registry of Deeds (the "Registry") in Plan Book 166 as Plan 53.

1.2.  Appurtenant Rights.  The Seller will convey the Property to Sycamore
      ------------------
together with the following (collectively, the "Appurtenant Rights and Interests"):

      (a) All of Seller's right, title and interest to those portions of the parcel or parcels of land entitled "Potash Hill Road" on the Plan beginning at the southeast portion of the parcel of land entitled "Temporary Turnaround (End of Phase I Roadway)" on the Plan and continuing in a counterclockwise direction through the Property to Westford Road (the "Discontinued Road");

      (c) The right, appurtenant to the Property, to use all other portions of Potash Hill Road for all purposes for which roads and ways may be lawfully used in Town of Tyngsborough in common with Seller, its successors and assigns and others entitled thereto;

      (d) The benefit, in common with others (including Seller and its successors and assigns) entitled to such benefits, of all easements, licenses, restrictions, reservations and other rights and interests of record that are appurtenant to the Property or said Potash Hill Road; and

      (d) The benefit, in common with others (including Seller and its successors and assigns) entitled to such benefits, of all consents, variances, licenses, permits or other governmental authorizations and approvals affecting or relating to the Property and said Potash Hill Road, the benefits of which are transferable to the owner of the Property or to the owner of those portions of Potash Hill Road acquired by the Buyer or which may be transferred to the Buyer by their terms.

                                  ARTICLE II

                           Payment of Purchase Price
                           -------------------------

2.1.  Purchase Price.  At the Closing (as hereinafter defined), the Buyer shall
      --------------
pay, subject to the provisions of Section 2.3 below, an amount (the "Purchase Price") equal to $12,000,000.00, of which:

      (a) $1,000,000.00 (the "Deposit") has been deposited with Goulston & Storrs, P.C. (the "Escrow Agent") to be held in escrow and disbursed in accordance with the terms and conditions of Section 2.2 of this Agreement and Exhibit A attached to this Agreement; and

      (b)  $11,000,000.00, subject to adjustments under Sections 2.3, 4.4 and
           4.5 of this Agreement (the "Closing Payment"), shall be paid to the Seller at the Closing by a wire transfer (written instructions for which the Seller shall provide to the Buyer at least three business days before the Closing) or a certified or bank check.

2.2.  Deposit.  (a) The Escrow Agent shall deposit the Deposit in an interest-
      -------
bearing money-market account, and the Buyer shall pay any income taxes on such interest. The provisions of Exhibit A, entitled "Escrow Agent Protective Provisions" and attached to this Agreement, are incorporated into this Agreement, and the Seller and the Buyer agree that the Escrow Agent shall have the benefit of such provisions. Without limiting the generality of the immediately preceding sentence, in the event of any apparent conflict between the duties of the Escrow Agent under the body of this Agreement and the provisions of said Exhibit A, the provisions of said Exhibit A shall control.

      (b) If (i) the Buyer exercises its right to terminate this Agreement under Section 4.4 of this Agreement or (ii) at the Closing, the Buyer tenders the Closing Payment but the Seller fails to perform its obligations set forth in Sections 1.2 4.1, 4.2, 4.4 and 5.2 of this Agreement, then the Escrow Agent shall return to the Buyer the Deposit and all accrued interest on the Deposit. Subject to the terms and conditions of the immediately preceding sentence, if the Buyer otherwise fails to purchase the Property for any reason (or no reason) at the Closing, the Escrow Agent shall pay to the Seller the Deposit and all accrued interest on the Deposit. Upon the acceptance and, as appropriate, recordation of the Conveyance Documents (as defined in Section 5.2), the Escrow Agent shall pay the Deposit to the Seller, and the Escrow Agent shall pay all accrued interest on the Deposit to the Buyer. In the event of a dispute concerning the disposition of the Deposit, the Escrow Agent shall dispose of the Deposit only in accordance with (i) a written direction signed by both the Seller and the Buyer or (ii) a final order of court of competent jurisdiction, or (iii) as provided in Exhibit A attached to, and incorporated into, this Agreement.

      (c) The Seller shall pay any fees charged, and any reasonable out-of-pocket expenses incurred, by the Escrow Agent in connection with the performance of its duties under this Section 2.2, except for any such expenses incurred in connection with any such dispute concerning the disposition of the Deposit. In the event of any such dispute, the Escrow Agent shall be reimbursed for its reasonable out-of-pocket expenses incurred in connection with such dispute and any settlement of such dispute either (i) as the Seller and the Buyer may mutually agree in connection with any such settlement or (ii) in the event of the resolution of such dispute by a final order, decree or judgment by a court of competent jurisdiction, by the unsuccessful party in the legal action resulting in such order, decree or judgment.

2.3.  Closing Adjustments.  The following adjustments to the Closing Payment
      -------------------
shall be made at the Closing:

      (a) The Seller shall pay (i) any stamp, excise or other tax payable on the recording of the Deed (as hereinafter defined), (ii) all recording fees for any document, other than the Deed, recorded to render title to the Property in compliance with this Agreement, and
           (iii) any other expenses customarily paid by the Seller in a real estate transaction according to conveyancing practices in Massachusetts.

      (b) The Buyer shall pay (i) the recording fees in connection with the recordation of the Deed and (ii) any other expenses customarily paid by the Buyer in a real estate transaction according to conveyancing practices in Massachusetts.

      (c) The following charges shall be prorated between the Buyer and the Seller on a daily basis as of 12:01 a.m. on the date of the Closing:

           (i) real estate taxes assessed or imposed with respect to the Property for the then current fiscal tax year;

           (ii) municipal assessments and betterments assessed after the date of this Agreement;

           (iii) such other charges as are customarily apportioned between sellers and buyers of commercial real estate in Massachusetts.

2.4.  Real Estate Taxes.  If, at the Closing, the rate of real estate taxes, the
      -----------------
assessed valuation of the Property and/or the amount of any assessments or betterments is not fixed for the then current fiscal tax year, real estate taxes, assessments and betterments shall be apportioned upon the basis of the rate, valuation or amount fixed for the then preceding fiscal tax year. At the request of the Buyer or the Seller within one year after the Closing, such taxes, assessments and betterments shall be readjusted after the new rate or valuation can be ascertained. The provisions of this Section 2.4 shall survive the delivery of the Deed.

                                  ARTICLE III

                    Seller's Representations and Warranties
                    ---------------------------------------

3.1   Litigation.  The Seller represents and warrant to the Buyer that, to the
      ----------
actual knowledge solely of Elkin McCallum, the Seller's Manager, without any investigation of any kind, there is no action, suit or investigation pending or threatened against the Property before any court or arbitrator or any governmental body, agency or official.

3.2   Environmental Compliance.  The Seller represents and warrant to the Buyer
      ------------------------
that, except as set forth in the Level I Environmental Site Assessment of Sanborn, Head & Associates dated July 22, 1998, to the actual knowledge solely of Elkin McCallum, the Seller's Manager, without any investigation of any kind, no notice, notification, demand, request for information, citation, summons or other complaint has been served on, or delivered to, the Seller in writing by any entity or individual, no penalty has been assessed, and no investigation or review is pending or threatened by any governmental or other entity (i) claiming any alleged violation by the Seller of any Environmental Law (as hereinafter defined) applicable to the Property, (ii) claiming any alleged failure by Seller to have any license, permit or other approval required under Environmental Laws applicable to the Property or (iii) claiming any Release (as hereinafter defined) in, upon or under the Property. For the purpose of this Agreement, (x) "Environmental Laws" means all laws, regulations, orders and judgments of any governmental authority relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous materials, substances or wastes into the environment, including without limitation ambient air, surface water, groundwater or land, or otherwise relating to the presence, use, treatment, storage, manufacture, transportation, disposal or release of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous materials, substances or wastes or the clean-up or other remediation thereof; (y) "Release" means the treatment, storage, recycling, transportation, disposal or release of Hazardous Substances; and (z) "Hazardous Substances" means any asbestos and any substance containing asbestos, polychlorinated biphenyls, petroleum and its derivatives and by-products, explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity and pollutants, effluents, contaminants, emissions and other substances included in the definitions of hazardous or toxic wastes, materials or substances under any Environmental Laws in such concentrations that remediation or other response is required under Environmental Laws.

3.3   Survival. The provisions of this Article III shall survive the delivery of
      --------
the Deed.

                                  ARTICLE IV

                              Title and Condition
                              -------------------

4.1.  Condition of the Property.  At the Closing, the Seller shall deliver to
      -------------------------
the Buyer full possession of the Property, free of all tenants and occupants and free of all personal property, refuse and Hazardous Substances which were not present on or under the Property as of August 15, 2000. By taking title at the Closing, the Buyer acknowledges that this condition has been met and has no further rights under this Section.

4.2.  Title.  At the Closing, Seller shall convey to the Buyer (or to a nominee
      -----
designated by written notice to the Seller at least three days before the Closing), by a good and sufficient quitclaim deed (the "Deed"), good record and marketable title to the Property and all of Seller's right, title and interest in and to the Discontinued Road, free of (i) all Liens (as hereinafter defined) and (ii) those Encumbrances (as hereinafter defined) which were not of record at the Registry as of August 15, 2000. For the purpose of this Agreement, (x) "Liens" shall mean any attachments, lis pendens, options, mortgages, liens, security interests, pledges and other monetary encumbrances (excluding liens for real estate taxes for the then current fiscal tax year that are not due and payable and liens for municipal betterments assessed after the date of this Agreement), and (y) "Encumbrances" shall mean any easements, rights-of-way, restrictions of record at the Registry, covenants running with the land, reservations of real property interests and other encumbrances of record at the Registry, which, in Seller's reasonable judgment, will materially restrict or interfere with the construction and development of buildings containing floor area of 900,000 square feet and necessary associated driveways and roads, facilities for parking, drainage, utilities and services, and other associated improvements at the Property. The Deed shall include (x) the conveyance by the Seller to the Buyer of the Appurtenant Rights and Interests in accordance with
Section 1.2 of this Agreement and (y) a release and disclaimer by the Seller of any right of the Seller to use the Discontinued Road.

4.3.  Buyer's Inspections.  Until the Closing, the Seller shall give the Buyer
      -------------------
and its employees, agents, attorneys, engineers, architects, contractors and lenders full access to the Property. The Buyer shall have the right to perform, at its expense, such tests, inspections and surveys, including without limitation soil, subsurface and groundwater tests, as the Buyer may determine are necessary to evaluate the title and condition of the Property, its compliance with laws and its suitability for development.

4.4.  Defects.  If, at the Closing, (a) the condition of the Property or the
      -------
Discontinued Road fails to conform to the requirements set forth in Section 4.1 of this Agreement, or (b) the title to the Property or the Discontinued Road fails to conform to the requirements set forth in Section 4.2 of this Agreement, then the Seller shall use reasonable efforts to make the condition of, and title to, the Property and the Discontinued Road conform to such requirements (provided, however, the Seller shall have no obligation to expend more than $50,000, excluding monetary Liens, in connection with such reasonable efforts), and the date of the Closing shall be postponed for a period of 30 days. During such period, in addition to, and not in limitation of, the Seller's obligations under the immediately preceding sentence, the Buyer shall have the right to take such actions on behalf of the Seller as are necessary to cure any failure of title to the Property or the Discontinued Road to conform to such requirements, and the Seller shall reimburse the Buyer, within ten days after written demand, for any sums expended by the Buyer (including without limitation reasonable attorneys fees) in its efforts to cure such non-conformity, up to but not exceeding $50,000 (excluding monetary Liens). If, at such postponed Closing, the Seller has failed to reimburse the Buyer for any such sums, the Buyer shall have the right to receive such reimbursement as a credit against the Purchase Price. If, at such postponed Closing, the condition of, or title to, the Property or the Discontinued Road fail to conform to such requirements, the Buyer may terminate this Agreement by written notice to the Seller. The Buyer shall have the option, at either the original or postponed Closing, to accept such condition of, or title to, the Property and the Discontinued Road as the Seller can then deliver, in which case the Buyer shall pay the Closing Payment to the Seller without deductions other than the adjustments set forth in Sections 2.3 and 4.5 and this Section 4.4, and the Seller shall deliver the Conveyance Documents to the Buyer. Nothing in this Agreement shall give the Buyer the right to terminate this Agreement and obtain the right to a return of the Deposit by reason of zoning, permits (other than permits which are restrictions recorded at the Registry, covenants running with the land or other encumbrances of record at the Registry) or other issues not related to the title to the Property and the Discontinued Road. Without limiting the generality of the immediately preceding sentence, conditions of the Property affecting the cost of construction or permits and regulations and codes which increase the cost of development, reduce the desired size of the development or affect the siting of improvements on the Property do no constitute a basis for the return of the Deposit under this Agreement or otherwise.

4.5.  Use of Purchase Price to Clear Title.  If any failure of the condition of,
      ------------------------------------
or title to, the Property or the Discontinued Road to conform to the requirements of Section 4.2 can be cured by the payment of money to the holder of any monetary Lien, the Buyer shall have the right, at either the original or the postponed Closing, to cure such defect, and any amounts expended in such cure shall be credited against the Purchase Price.

                                   ARTICLE V

                                    Closing
                                    -------

5.1.  Time and Place.  The consummation of the transactions contemplated in this
      --------------
Agreement (the "Closing") shall take place at 10:00 a.m. on October 30, 2000 (subject to any postponement under Section 4.4 of this Agreement), at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, or at such other location as the Buyer shall designate by written notice to the Seller.

5.2.  Conveyance Documents.  At the Closing, the Seller shall, at its expense,
      --------------------
deliver the following documents (the "Conveyance Documents"):

      (i) The Deed, duly executed and acknowledged by the record owner(s) of the Property and the Discontinued Road and in recordable form (or in form appropriate for registration with respect to any registered land).

      (ii) A good and sufficient release deed, duly executed and acknowledged by the record owner(s) of Lots 2 and 4 shown on the Plan and in recordable form (or in form appropriate for registration with respect to any registered land), conveying to the Buyer all of such record owners' right, title and interest in and to the Discontinued Road, including the release and disclaimer of any right of such record owners' to use the Discontinued Road.

      (iii) If the record owner of the Property, the Discontinued Road or said Lots 2 or 4 (or the general partner of any such record owner which is a limited partnership) is a limited liability company, a certificate issued by the Secretary of State of The Commonwealth of Massachusetts evidencing the legal existence and good standing of such limited liability company and the identity of the Manager of such limited liability company or the person authorized to execute documents related to real property on behalf of such limited liability company, which Manager or person shall execute all Conveyance Documents on behalf of such limited liability company.

      (iv) If the record owner of the Property, the Discontinued Road or said Lots 2 or 4 is a limited partnership, a certificate issued by the Secretary of State of The Commonwealth of Massachusetts evidencing the legal existence and good standing of such limited partnership and the identity of the general partner of such limited partnership, which general partner shall execute all Conveyance Documents on behalf of such limited partnership.

      (v) Such other executed instruments of transfer and evidence of authority as the Buyer's title insurance company may reasonably require to convey to, and vest in, the Buyer title to (x) the Property and the Discontinued Road conforming to the requirements of Section 4.2 of this Agreement and (y) the other Appurtenant Rights and Interests in accordance with Section 1.2 of this Agreement.

      (vi) An Affidavit of Non-Foreign Status under Section 1445 of the Internal Revenue Code, duly executed and acknowledged by the Seller.

      (vii) An affidavit and indemnity, duly executed and acknowledged by the Seller, sufficient in form and substance to induce the Buyer's title insurance company to remove from Schedule B of the Buyer's title insurance policy the printed standard exceptions for (1) rights and claims of persons in possession of the Property and (2) liens for services, labor or materials furnished before the Closing not shown on the public records.

      (viii) A ground lease in the form attached to this Agreement as Exhibit B, duly executed by record owners of Lots 2 and 4 shown on the Plan.

      (ix) A written amendment (the "Amendment") of the Reciprocal Easement Agreement dated November 28, 1998, between Vesper Park, LLC, a Massachusetts limited liability company, and Dutton Associates, Limited Partnership, a Delaware limited partnership, recorded with the Registry at Book 10288, Page 144 (the "Reciprocal Easement Agreement"), which amendment shall (i) be executed and acknowledged by record owners of the Property, the Discontinued Road and said Lots 2 and 4 shown on the Plan, (ii) be in recordable form, and
             (iii) amend the Reciprocal Easement Agreement to provide that (x) the term "Vesper Parcels", as used in the Reciprocal Easement Agreement, shall mean Lot 5 shown on the Plan only, (y) the term "Entire Premises" shall mean said Lots 2, 4 and 5 only, and
              (z) the term "common roadways" shall mean those portions of Potash Hill Road excluding the Discontinued Road.

      (viii) A discharge of the Mortgage and Security Agreement from Francis D. Burke, Trustee of Vesper Properties, I Trust to Elkin McCallum, dated September 28, 1998 and recorded with the Registry at Book 9589, Page 303, which discharge shall be executed and acknowledged by the holder of record of such Mortgage and Security Agreement and in recordable form.

      (ix) An estoppel certificate, executed and acknowledged by the record owners of Lots 2 and 4 shown on the Plan and in recordable form, stating that the Reciprocal Easement Agreement is unmodified (except for the modifications made under the Amendment) and in full force and effect and that, to the best of the knowledge of each such record owner, no "Owner" (as defined in the Reciprocal Easement Agreement") is in default in any respect under the Reciprocal Easement Agreement.

      (x) Such other instruments as the Buyer or its counsel may reasonably request to consummate the transactions contemplated in this Agreement.

5.3.  Further Assurances.  After the Closing, the Seller shall execute or
      ------------------
provide any instruments reasonably requested by the Buyer, or on behalf of the Buyer, and do or cause to be done all things necessary to consummate, confirm or validate any transactions contemplated by this Agreement. Without limiting the generality of the immediately preceding sentence, the Seller shall use reasonable efforts, before and after the Closing, to obtain from any holders of mortgages encumbering any portion of Lot 2 or 4 shown on the Plan and from the lessees under ground leases of any portion of said Lot 2 or 4 (i) a written confirmation and acknowledgement, in recordable form, that such mortgagee and/or lessee consents and agrees to the Amendment and (ii) a written release to the Buyer or its nominee of all of such mortgagee's and/or lessee's right, title and interest in and to the Discontinued Road, including the release and disclaimer of any right of such mortgagee and/or lessee to use the Discontinued Road. The provisions of this Section 5.3 shall survive the delivery of the Deed.

                                  ARTICLE VI

                                   Defaults
                                   --------

6.1.  Buyer's Defaults.  Subject to the Buyer's right to terminate this
      ----------------
Agreement under Section 4.4 of this Agreement, if the Buyer fails to purchase the Property for any reason (or no reason) at the Closing, the Seller shall have the right to terminate this Agreement by written notice to the Buyer and retain the Deposit as liquidated damages, which shall be the Seller's exclusive remedy at law and in equity. If the Seller so terminates this Agreement, the Buyer and the Seller shall be released from all further obligations and liabilities under this Agreement.

6.2.  Seller's Defaults.  If any of the Seller's representations or warranties
      -----------------
in this Agreement are incorrect or incomplete in any material respect, or if the Seller fails to perform any of its obligations under this Agreement, the Seller shall be in default, and the Buyer shall have the right to enforce any rights and remedies it may have at law or in equity.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

7.1.  Assignment.  The Buyer shall be entitled to assign this Agreement, in
      ----------
which event any such assignee shall replace and stand in the place of the Buyer under this Agreement, and any such assignor shall thereafter have no further obligation or liability under this Agreement.

7.2.  Time.  Time is of the essence of this Agreement.  Whenever in this
      ----
Agreement the expiration of a specified number of days or other period of time gives rise to certain rights or obligations, if the expiration of the applicable period falls on a Saturday, Sunday or legal holiday, such expiration shall automatically be deemed extended to the next business day.

7.3.  Successors and Assigns.  This Agreement shall bind and inure to the
      ----------------------
benefit of the respective successors and assigns of the Buyer and the Seller.

7.4.  Entire Agreement.  This Agreement contains the entire agreement between
      ----------------
the Buyer and the Seller with respect to the transactions contemplated in this Agreement and supersedes all prior negotiations, agreements and representations between the Buyer and the Seller. The Letter of Intent dated August 15, 2000, between the Buyer and the Seller shall have no further force or effect.

7.5.  Counterparts.  This Agreement may be executed in any number of original
      ------------
counterparts, all of which evidence only one agreement, but only one of which need be produced for any purpose.

7.6.  Modifications.  This Agreement may not be modified in any respect except
      -------------
by a written agreement executed by the Buyer and the Seller. However, any consent, waiver, approval or authorization shall be effective if signed by the party granting or making such consent, waiver, approval or authorization.

7.7.  Notices.  Any notice, demand, consent, authorization or other
      -------
communication shall be effective only if in writing, signed by the party giving such notice, demand, consent, authorization or communication, and delivered by hand or sent by express delivery service or by registered or certified mail of the United States Postal Service, return receipt requested, addressed to the other party as follows:

If to the Buyer:                   Sycamore Networks, Inc.
                                   150 Apollo Drive
                                   Chelmsford, MA 01879

                                   Attention:  Mr. Peter Hamil

With a copy concurrently           Kevin M. McKenna, Esq.
delivered to:                      Testa, Hurwitz & Thibeault, LLP
                                   125 High Street
                                   Boston, MA  02110

If to the Seller:                  Vesper Park, LLC
                                   c/o Joan Fabrics Corporation
                                   100 Vesper Park
                                   Tyngsborough, MA 01879
                                   Attention:  Elkin McCallum

With a copy concurrently           Paul Buffum, Esq.
delivered to:                      c/o Joan Fabrics Corporation
                                   100 Vesper Park
                                   Tyngsborough, MA 01879

Either party may change its designated address or addressee by written notice to the other party. Unless otherwise specified, notices shall be deemed given on the earlier to occur of (i) receipt, (ii) refusal of acceptance or (iii) the third day after being mailed.

7.8.   Governing Law.  This Agreement shall be governed by, and construed and
       -------------
enforced in accordance with, the laws of The Commonwealth of Massachusetts.

7.9.   Severability.  The invalidation or unenforceability in any particular
       ------------
circumstances of any provision of this Agreement shall in no way affect any of the other provisions of this Agreement, which shall remain in effect.

7.10.  No Partnership.  This Agreement shall not be construed as in any way
       --------------
establishing a partnership, joint venture, express or implied agency or employer-employee relationship between the Buyer and the Seller.

7.11.  No Third-Party Beneficiaries.  This Agreement is for the sole benefit of
       ----------------------------
the Buyer and the Seller and their respective successors and permitted assigns, and no other person or entity shall be entitled to rely on or receive any benefit from this Agreement.

7.12.  No Waiver.  No express or implied consent to, or waiver of, a failure of
       ---------
any representation or warranty or a breach of any covenant shall be effective unless in writing, and no such consent or waiver in one instance shall be construed as a consent or waiver in any other instance or with respect to any other representation, warranty or covenant.

7.13.  Remedies.  All of the rights and remedies under this Agreement and the
       --------
Conveyance Documents shall be distinct, separate and cumulative, and the exercise of any such right or remedy shall not be in exclusion of, or a waiver of, any other right or remedy.

7.14   Brokers. The Seller and the Buyer each represent and warrant to the other
       -------
that it has not dealt with any broker in connection with the purchase of the Property by the Buyer, other than Taupier Real Estate, Inc. and Paul Johnson Real Estate Partners. The Seller shall pay any fee or commission due to Taupier Real Estate, Inc., and the Buyer shall pay any fee or commission due to Paul Johnson Real Estate Partners, in connection with the purchase of the Property by the Buyer.

7.15   Merger.  The acceptance of the Deed and the other Conveyance Documents by
       ------
the Buyer or its nominee shall be deemed to be full performance and discharge of every agreement and obligation under this Agreement, except for any obligations under provisions of this Agreement which, by their express terms, survive the delivery of the Deed.

The Buyer and the Seller execute this Agreement under seal as of October ____, 2000.

BUYER:                                                 SELLER:

SYCAMORE NETWORKS, INC.                                VESPER PARK, LLC



By:________________________________________            By:_________________________________________
Name:                                                  Name:  Elkin McCallum
Title: Chief Financial Officer and Vice                Title: Manager
       President of Administration and Finance

                           Escrow Agent's Agreement
                           ------------------------

The Escrow Agent is a party to this Agreement only as to those provisions relating to the Deposit, and, by executing this Agreement, the Escrow Agent agrees to hold, disburse and apply the Deposit according to the terms of this Agreement.

                                        Goulston & Storrs, P.C.


                                        By:______________________________
                                        Name:
                                        Title:

                                   Exhibit A
                                   ---------

                                 ESCROW AGENT
                             PROTECTIVE PROVISIONS


To induce Goulston & Storrs, P.C. (the "Escrow Agent") to act as the escrow agent for the Deposit under the terms and conditions of Section 2.2 of this Agreement, the Seller and the Buyer (together, the "Transaction Parties") and the Escrow Agent hereby agree as follows:

1. This Exhibit A and Section 2.2 of this Agreement (together, this "Escrow Agreement") set forth all of the Escrow Agent's duties with respect to escrow, release and disbursement of the Deposit. The Escrow Agent shall not be obligated to take any action which it is not expressly required to take under this Escrow Agreement or which, in Escrow Agent's reasonable judgment, would subject it to any liability, cost or expense.

2. In taking any action whatsoever hereunder, the Escrow Agent shall have the right, without incurring any responsibility or liability to any of the Transaction Parties therefor, to rely upon any notice or other document believed by the Escrow Agent to be genuine or to have been signed by a duly authorized person(s), or upon any evidence deemed by him to be sufficient, without making any investigation or determination as to the genuineness thereof, the truth or authority of any signatory thereon or the veracity of any such evidence. The Escrow Agent may consult with counsel in connection with its duties hereunder and shall not be liable or responsible for any act taken, suffered or permitted on advice of such counsel.

3. In the event of any dispute among the Transaction Parties regarding the release of the Deposit, or in the event the Escrow Agent receives conflicting demands or instructions with respect thereto, the Escrow Agent may, without any liability therefor, refuse to release the Deposit, or refuse to comply with such conflicting demands or instructions, until all such disputes and conflicts are resolved to the Escrow Agent's satisfaction. Alternatively, in any such event, the Escrow Agent may deposit the Deposit with a court of competent jurisdiction in The Commonwealth of Massachusetts and commence an action (in the nature of interpleader or otherwise) joining all of the interested Transaction Parties to determine their rights with respect thereto, whereupon the Escrow Agent shall have no further obligations hereunder. Each of the Transaction Parties hereby consents to the jurisdiction of any such court in connection with any such action.

4. In the event that any of the Transaction Parties commences a legal action with respect to the Deposit, the Escrow Agent shall deposit the same with the court in which such suit has been brought, and thereupon the Escrow Agent shall have no further obligations hereunder.

5. The Escrow Agent may resign and be discharged of its duties hereunder by giving thirty (30) days written notice of its desire to do so to each of the Transaction Parties. In such event, the Transaction Parties shall, within thirty (30) days after the date of the Escrow Agent's resignation notice, furnish the Escrow Agent with written instructions for the release of the Deposit to a successor escrow agent; and if the Escrow Agent shall not have received such written instructions within such thirty (30) day period, the Escrow Agent may petition any court of competent jurisdiction in The Commonwealth of Massachusetts for the appointment of a successor escrow agent, and, upon such appointment, the Escrow Agent shall deliver the Deposit to such successor and shall have no further obligations hereunder.

6. The Escrow Agent shall not be liable or responsible for any action or failure to act in connection with this Escrow Agreement or any consequence thereof (including, without limitation, loss of the Deposit) unless such action or failure to act shall be held to constitute gross negligence or intentional misconduct on the part of the Escrow Agent.

7. The Transaction Parties hereby jointly and severally agree to defend, indemnify and hold harmless the Escrow Agent from and against any and all claims, damages, losses, costs, expenses and liability of every kind (including, without limitation, reasonable attorneys' fees) to which the Escrow Agent may be subjected or put arising out of or in connection with this Escrow Agreement (including, without limitation, judgments, damages, costs and expenses incurred in connection with any action or proceeding brought by or against Escrow Agent) except for any claims, damages, losses, costs, expenses and liability which shall have been judicially determined, finally and with no further right of appeal, to have been caused by the gross negligence or intentional misconduct of Escrow Agent.

                                   Exhibit B
                                   ---------

                                 GROUND LEASE


[INSERT NAME OF OWNER OF LOT 5], a ____________________ with an address at 10 Elizabeth Drive, Chelmsford, Massachusetts 01824-4111 ("Landlord"), and ___________________ [INSERT NAME(S) OF OWNER(S) OF LOTS 2 AND 4], a
___________________ ("Tenant") with an address at 100 Vesper Executive Park, Tyngsboro, Massachusetts 01879, enter into this Ground Lease (this "Lease") as of ______________, 2000.

                             Preliminary Statement
                             ---------------------

     Landlord has accepted a deed for the land, together with the improvements thereon, located in Tyngsborough, Middlesex County, Massachusetts, shown as Lot 5 ("Lot 5") on the plan (the "Plan") entitled "Definitive Plan, Vesper Executive Park Subdivision of Land in Tyngsborough, Mass." dated December 11, 1987, revised March 1, 1988, prepared by Dana F. Perkins & Assoc., Inc., recorded in the Middlesex North Registry of Deeds in Plan Book 166 as Plan 53. Tenant is the owner of the land, buildings and other improvements commonly known as ___ and ___ Potash Hill Road [INSERT STREET ADDRESS], Tyngsborough, Massachusetts, shown as Lots 2 and 4 on said Plan (together, Lots 2 and 4").

     Landlord wishes to lease to Tenant, on the terms and conditions of this Lease, (i) the structure located on Lot 5 as of the date of this Lease which contains equipment for pumping water (the "Pump House"), (ii) a parcel of land which includes the land on which the Pump House is situated and which extends ten feet in all directions from the outside surface of the exterior walls of the Pump House (the "Leased Land"), and such pumps, pipes, mains, conduits, manholes and other equipment and fixtures associated with the pumping of water through the Pump House to the buildings and other improvements on Lots 2 and 4 as are located on or under Lot 5 as of the date of this Lease (collectively, the "Pumping Equipment"; together with the Pump House and the Leased Land, the "Leased Premises"). Tenant wishes to accept a lease of the Leased Premises on the terms and conditions of this Lease.

                                   Agreement
                                   ---------

     In consideration of the mutual covenants in this Lease and for other valuable consideration, the receipt and sufficiency of which Landlord and Tenant hereby acknowledge, Landlord hereby leases to Tenant all of Landlord's rights, title and interests, if any, in and to the Leased Premises, and Tenant hereby accepts such lease from Landlord, on the following terms and conditions:

     1.   Appurtenant Rights.  Tenant shall have the right, appurtenant to the
          ------------------
Leased Premises, to enter the existing driveway on Lot 5 for the purpose of access to the Leased Premises.

     2.   Term.  The term of this Lease shall be 99 years, commencing on the
          ----
date of this Lease and ending on the day before the ninety-ninth anniversary of such date (the "Term").

     3.   Rent.  Tenant shall pay to Landlord rent at a rate of one dollar
          ----
($1.00) per year of the Term, which rent shall pay to Landlord in one lump sum at the time of the execution of this Lease.

     4.   Taxes.  Tenant shall pay to Landlord all real estate taxes,
          -----
assessments and betterments levied on, or assessed against, the Leased Premises by any governmental authority with respect to any fiscal tax year, or portion of a fiscal tax year, included in the Term ("Taxes"). If any such governmental authority assesses the Pump House, Pumping Equipment or the Leased Land separately from the remainder of Lot 5, Tenant shall pay, on account of Taxes, the entire amount of such separate assessment. If any such governmental authority does not assess the Leased Land separately from the remainder of Lot 5, Tenant shall pay, on account of Taxes, a fraction of real estate taxes, assessments and betterments levied on, or assessed against Lot 5 by such governmental authority, the numerator of which fraction shall be the area of the Leased Land and the denominator of which fraction shall be the area of Lot 5. Tenant shall not be responsible for paying any real estate taxes, assessments or betterments levied on, or assessed against, any buildings or other improvements on Lot 5 other than the Pump House and Pumping Equipment. If the Term includes only a portion of any fiscal tax year, the Taxes for such fiscal tax year shall be prorated based on the fraction of such fiscal tax year that falls within the Term. Tenant shall make such payments to Landlord, as additional rent, within 30 days after receiving a written invoice stating the amount of such real estate taxes, assessments or betterments.

     5.   Repairs and Maintenance.  Tenant accepts the Leased Premises in its
          -----------------------
condition as of the date of this Lease, without any express or implied representation or warranty, except as specified in this Lease. Tenant, at its sole expense, either (i) shall perform any repairs, replacements or maintenance necessary to maintain the Leased Premises in good condition and working order and in compliance with all applicable laws or (ii) shall remove the Pump House from the Leased Premises. Tenant's right to remove the Pump House and the Pumping Equipment shall be subject to the Reciprocal Easement Agreement (as hereinafter defined), but, if Tenant removes the Pump House, Tenant shall, at Landlord's request, remove all of the Pumping Equipment, including any Pumping Equipment located underground. Tenant, at its sole expense, shall restore the surface of Lot 5 to its original condition after performing any such repairs, replacements or maintenance or any such removal, and Tenant shall securely cap or close off all abandoned or inactive Pumping Equipment that Landlord permits to remain on Lot 5. If Tenant fails to perform any repairs, replacements, maintenance or removal which Tenant is required to perform under this Section 5, and if such failure continues for more than 30 days after Tenant receives written notice of such failure, then Landlord shall have the right, but not the obligation, to enter the Leased Premises and perform any such repairs, replacements, maintenance or removal at Tenant's expense, and Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord in connection with performing such repairs, replacements, maintenance or removal, within ten days after receiving a written invoice stating the amount of such costs and expenses; provided, however, Landlord shall not remove the Pump House without Tenant's prior written consent, and Landlord shall not remove the Pumping Equipment without Tenant's prior written consent unless Tenant has previously removed the Pump House.

     6.   Use.  Tenant shall use the Leased Property only for the purpose of
          ---
pumping water (and maintaining water pressure) through the Pump House to Lots 2 and 4 (the "Permitted Use") in compliance with all applicable laws. Tenant shall not use the Leased Property or permit the use of the Leased Premises in any manner that constitutes a nuisance. Tenant shall not, nor shall Tenant permit its employees, agents, contractors, invitees, successors or assigns to, produce, generate, keep, maintain, use, store, release or dispose of (into the sewage or waste disposal system or otherwise) any substance which is or may hereafter be classified as a hazardous or toxic wastes, materials or substances under any federal, state or local laws, rules and regulations, including without limitation 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulation promulgated thereunder, as such laws, rules and regulations may be amended from time to time (collectively, "Environmental Laws"), in, on, at, under, within or from the Leased Premises or Lot 5, except for de minimis amounts of such substances as are customarily used in connection with the use, operation, maintenance and repair of the Pump House and Pumping Equipment for the Permitted Use, and then only in compliance with all applicable Environmental Laws. Tenant shall immediately notify Landlord of any incident in, on or about the Leased Premises of which Tenant becomes aware that would require the filing of a notice under any Environmental Laws.

     7.   Access.  Landlord shall have the right to enter upon the Leased Land
          ------
at any time and to enter the Pump House upon reasonable advance notice to Tenant, except in an emergency, for the purpose of inspecting the Pump House and the Pumping Equipment and performing any repairs to, or any replacements, maintenance or removal of, the Pump House or Pumping Equipment which Landlord is permitted to do under this Lease.

     8.   Indemnity and Waiver. Tenant shall indemnify and hold harmless
          --------------------
Landlord, its successors and assigns, its mortgagees and any other persons or business organizations holding title to or any interest in any portion of Lot 5 from time to time, and their respective directors, officers, trustees, managers, members and employees (collectively, "Indemnified Parties") from all claims, liabilities, damages, losses, costs and expenses arising out of (i) the use, operation, inspection, repair, replacement, maintenance or removal of the Pump House or the Pumping Equipment, (ii) the presence and activities of Tenant's agents, employees, contractors or invitees on the Leased Land or any other portion of Lot 5, (iii) the negligence or willful misconduct of the Tenant or its agents, employees, contractors or invitees on or about Lot 5, or (iv) any default by Tenant in the payment or performance of its obligations under this Lease, except to the extent such claims, liabilities, damages, losses, costs or expenses arise out of the negligence or willful misconduct of the Indemnified Parties. Landlord shall not be liable to Tenant for any claim, liability, damage, loss, cost or expense, whether or not caused by the negligence of Landlord or any Indemnified Party, to the extent that such claim, liability, damage, loss, cost or expense is covered under any insurance carried by Tenant or would have been covered under any insurance which Tenant is required to carry under Section 9 of this Lease.

     9.   Insurance.  During the Term, Tenant, at its sole expense, shall obtain
          ---------
and carry:

     (i) a policy of commercial general liability insurance, in an amount not less than $2,000,000.00 per occurrence (or such greater reasonable amount as may be required by Landlord's mortgagees or as may be carried by prudent owners of property used for offices and research and development from time to time, provided that Landlord has given written notice of such greater amount to Tenant), for claims based on bodily injury (including death), personal injury and property damage relating to the Premises (including without limitation coverage for all claims, liabilities, damages, losses, costs and expenses for bodily injury, death, personal injury and property damage against which Tenant is required to indemnify and hold harmless the Indemnified Parties under Section 8 of this Lease), naming as additional insureds Landlord and the holder(s) of any mortgage, and the lessor under any ground lease, of Lot 5 or any portion of, or interest in, Lot 5; and

     (ii) a policy of insurance covering the Pump House and Pumping Equipment for all direct risk of physical loss, on an occurrence basis, in an amount and value not less than their full replacement cost, which policy shall provide, by its terms or under an endorsement, a waiver by the insurer of any rights of subrogation against the Indemnified Parties.

Any such policies shall be written by an insurer qualified to do business and in good standing in Massachusetts and shall provide that it shall not be canceled or amended in any manner that reduces the coverage afforded to Landlord without written notice to Landlord at least 30 days in advance. Upon request, Tenant shall each promptly deliver to Landlord certificates evidencing such policies.

     10.  Eminent Domain.  In the event of any permanent appropriation of all or
          --------------
any portion of the Leased Premises by eminent domain or a permanent condemnation of all or any portion of the Leased Premises for any public or quasi-public use, this Lease shall terminate as of the date of such appropriation or condemnation. Landlord expressly reserves, and Tenant hereby assigns to Landlord, all rights to any award or compensation relating to any such appropriation or condemnation except any award or compensation for damage to the Pump House or Pumping Equipment.

     11.  Assignments and Subleases.  Tenant shall sublet all or any portion of
          -------------------------
the Leased Premises without in each instance obtaining Landlord's prior written consent, which consent Landlord may withhold or condition in its sole discretion. Tenant shall not assign this Lease, including without limitation an assignment by operation of law and any mortgage or pledge of any interest in this Lease, without in each instance obtaining Landlord's prior written consent, which consent Landlord may withhold or conditioned in its sole discretion; provided, however, that Tenant may assign this Lease, without Landlord's consent, to the transferee or mortgagee in connection with the transfer or mortgage of fee simple title to either or both of Lots 2 and 4 (an "Appurtenant Transfer"). If Tenant transfers fee simple title to either or both of Lots 2 and 4, Tenant shall assign its rights, title and interest in and to this Lease to such transferee. In the event of any such conveyance or mortgage of fee simple title to one, but not both, of Lots 2 and 4, the grantee of such conveyance or the mortgagee holding such mortgage, as the case may be, shall hold its rights, title and interests under this Lease in common with the person or business organization holding fee simple title to the other such lot. Any such assignment or sublease without Landlord's prior written consent (except in connection with an Appurtenant Transfer) shall be void.

     12.  Joint and Several Obligations.  If at any time more than one person or
          -----------------------------
business organization holds the rights, title and interest of Tenant under this Lease, the obligations of such persons or business organizations under this Lease shall be joint and several.

     13.  Default.  If Tenant fails to pay or perform its obligations under this
          -------
Lease and such failure continues for more than 60 days after Tenant receives written notice of such failure (or such longer period as shall be necessary to cure any such failure that does not involve the payment of money, provided that Tenant commences such cure within 30 days after receiving such notice and pursues such cure to completion with diligence and continuity), Landlord shall have the right to terminate this Lease by written notice to Tenant; provided, however, if Tenant shall commence such cure within 30 days after receiving such notice of termination and shall pursue such cure to completion with diligence and continuity within 60 days after receiving such notice, Landlord's exercise of such right to terminate this Lease pursuant to such notice shall be void. Irrespective of whether Landlord exercises such right to terminate this Lease, Landlord may proceed to protect and enforce its rights and remedies under this Lease, at law or in equity, including without limitation an action seeking specific performance of any agreement in this Lease or an injunction against a violation of any of the terms of this Lease. No failure or delay by Landlord in exercising any right, power or remedy under this Lease, at law or in equity shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy under this Lease, at law or in equity. The remedies provided under this Section 13 or elsewhere in this Lease are cumulative and not exclusive of any remedies provided by law.

     14.  Quiet Enjoyment.  If Tenant pays and performs fully and punctually all
          ---------------
of its obligations under this Lease, Tenant shall hold its rights, title and interests in and to the Leased Premises for the Term free of claims that any party holds any interest superior to this Lease in, the Leased Premises by, through or under Landlord. Tenant accepts the terms of the immediately preceding sentence in lieu of any express or implied covenant of quiet enjoyment, and Tenant waives and disclaims the benefit of any such covenant of quiet enjoyment. Landlord and Tenant acknowledge that this Lease is subject and subordinate to the Reciprocal Easement Agreement dated November 28, 1998, between Vesper Park, LLC, a Massachusetts limited liability company, and Dutton Associates, Limited Partnership, a Delaware limited partnership, recorded with Middlesex North Registry of Deeds at Book 10288, Page 144. Landlord hereby waives its right, under said Reciprocal Easement Agreement, to use the Pump House and Pumping Equipment for the benefit of Lots 5 through 17 shown on the Plan.

     14.  Notices.  Any notice, request or demand under this Lease shall be
          -------
shall be in writing and shall be effective when delivered by hand, upon refusal of any delivery, two business days after being sent by registered or certified mail, postage prepaid, return receipt requested, or the day after when sent by a recognized overnight express service, with postage prepaid. Any notice, request or demand by Tenant to Landlord shall be addressed or delivered to Tenant at ____________________, with a copy to Testa, Hurwitz and Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, Attention: Real Estate Department, until otherwise directed in writing by Landlord. Any notice or demand by Landlord to Tenant shall be addressed or delivered to Landlord at 100 Vesper Executive Park, Tyngsboro, Massachusetts 01879, unless otherwise directed in writing by Landlord.

     15.  Binding Agreement.  This Lease shall bind and inure to the benefit of
          -----------------
Landlord, its successors and assigns, and Tenant and its successors or assigns in connection with assignments and subleases permitted under the terms of this Lease.

     16.  Entire Agreement. This Lease contains the entire agreement of Landlord
          ----------------
and Tenant concerning the Leased Premises and the other subjects addressed in this Lease.

     17.  Written Modifications. This Lease may be amended, and the observance
          ---------------------
or performance of any obligation under this Lease may be waived (either retroactively or proactively), with (and only with) the written consent of Landlord and Tenant. Any waiver shall be effective only in the specific instance and for the specific purpose for which such waiver is given.

     18.  Partial Invalidity. If any provision of this Lease (or the application
          ------------------
of any provision of this Lease to any person or circumstances) shall be held invalid or unenforceable to any extent, the remainder of this Lease (or the application of such provision to other persons or circumstances) shall not be affected, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     19.  Governing Law. This Lease shall be governed, construed and interpreted
          -------------
in accordance with the laws of The Commonwealth of Massachusetts.

     20.  Counterparts.  This Lease may be executed in any number of
          ------------
counterparts, all of which taken together shall constitute one and the same instrument, and Landlord and Tenant may each may execute this Lease by signing any such counterpart.

     21.  Costs of Enforcement. In case of any litigation by Landlord and Tenant
          --------------------
concerning their respective rights or obligations under this Lease, the unsuccessful party shall pay all reasonable costs and expenses, including reasonable attorney's fees, incurred by the successful party in connection with the enforcement of any such obligations.

     22.  Limitations on Liability.  Tenant shall neither assert nor seek to
          ------------------------
enforce any claim for breach of this Lease by Landlord against Landlord's assets other than Landlord's interest in Lot 5, and Tenant shall look solely to such interest for the satisfaction of any liability of Landlord under this Lease. Neither Landlord, nor any successor holding Landlord's interests under this Lease, nor any trustee or beneficiary of any trust holding Landlord's interests under this Lease, nor any member, manager, partner, director, stockholder or employee of Landlord shall ever be personally liable to respond in monetary damages from assets other than Landlord's interest in Lot 5. The foregoing provisions of this Section 22 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors holding Landlord's interests under this Lease. In no event shall Tenant ever be liable for any indirect or consequential damages or loss of profits.

Landlord and Tenant execute this Lease as a sealed instrument.

TENANT:                                 LANDLORD:

[NAME]                                  [NAME]


By:_________________________________    By:__________________________________
Name:                                   Name:
Title:  President/Vice President        Title:  President/Vice President


By:_________________________________    By:__________________________________
Name:                                   Name:
Title:  Treasurer/Assistant Treasurer   Title:  Treasurer/Assistant Treasurer